FIRST AMENDMENT
                                      to
                               RIGHTS AGREEMENT


     FIRST AMENDMENT dated as of March 8, 1998 ("this Amendment") between LCI International, Inc., a Delaware corporation (the "Company"), and Fifth Third Bank, as Rights Agent.

     WHEREAS, the above-mentioned parties have previously entered into that certain Rights Agreement dated as of January 22, 1997 (the "Rights Agreement") governing certain preferred stock purchase rights (the "Rights") of the Company's stockholders;

     WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Qwest Communications International Inc., a Delaware corporation ("Parent"), and Quest
1998-L Acquisition Corp, a Delaware corporation and a wholly-owned subsidiary of Parent ("QAI"), pursuant to which QAI will be merged with and into the Company and the Company shall become a wholly-owned subsidiary of Parent (the "Merger");

     WHEREAS, the Board of Directors deems it desirable and in the best interests of its stockholders that the transactions contemplated by the Merger Agreement be consummated;

     WHEREAS, the Merger Agreement provides that prior to the execution of the Merger Agreement, the Board of Directors of the Company shall have approved an amendment to the Rights Agreement to the effect that Parent, QAI and their affiliates shall not become an Acquiring Person (as such term is defined in the Rights Agreement); and

     WHEREAS, such parties wish to amend the Rights Agreement in the manner set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Rights Agreement, and each reference in the Rights Agreement to "this Agreement," "hereof," "herein," "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby. All references to the Rights Agreement in any other agreement between or among any of the parties hereto relating to the transactions contemplated by the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

     2. The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended by adding the following provision to the end of the last sentence of paragraph (a)(i) of such definition:

          "and shall not include Parent, QAI or any of their Affiliates or Associates which otherwise would become an Acquiring Person solely by reason or as a result of the execution or delivery of the Merger Agreement or the consummation of the Merger or any other transaction contemplated by the Merger Agreement."

     3. The following definitions are hereby added to Section 1 of the Rights Agreement:

          ""Merger" means the merger of QAI with and into the Company upon the terms and conditions set forth in the Merger Agreement."

          ""Merger Agreement" means the Agreement and Plan of Merger, dated as of March 8, among the Company, QAI and Parent."

          ""Parent" means Qwest Communications International Inc., a Delaware corporation."

          ""QAI" means Qwest 1998-L Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent."

     4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed entirely in Delaware.

     5. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     6. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         LCI INTERNATIONAL, INC.

Attest:
/s/ James D. Heflinger                      /s/ H. Brian Thompson
------------------------------------     By:--------------------------------
Secretary                                     Name: H. Brian Thompson
                                              Title: Chairman


                                         FIFTH THIRD BANK

Attest:
/s/ Laura H. Wikoff                           /s/ Dana S. Hushak
------------------------------------     By:--------------------------------
                                              Name: Dana S. Hushak
                                              Title: Vice President